INTERNATIONAL ALUMINUM CORPORATION
                          1991 STOCK OPTION PLAN



          1.   PURPOSE

          The Plan is intended to provide incentive to key employees and directors of the Corporation and its Subsidiaries, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the Corporation and its Subsidiaries or such key directors to remain in the service of the Corporation and its Subsidiaries, and to attract new employees and directors with outstanding qualifications.

          2. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

               (a) "Act" shall mean the Securities Act of 1933, as amended.

               (b) "Administrator" shall mean the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

               (c) "Board" shall mean the Board of Directors of the Corporation.

               (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (e)  "Committee" shall mean the committee
appointed by the Board in accordance with Section 4 of the Plan.

               (f)  "Common Stock" shall mean the $1.00 par value
Common Stock of the Corporation and any class of shares into which such Common Stock hereafter may be converted or reclassified.

               (g)  "Corporation" shall mean INTERNATIONAL
ALUMINUM CORPORATION, a California corporation.

               (h)  "Disability" shall mean a medically
determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a Disability only if
(i) it can be expected to result in death or has lasted or it can
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be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based upon medical evidence, has expressly determined that Disability exists.

               (i) "Employee" shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation or a Subsidiary.

               (j)  "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

               (k) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Administrator, at which an Option may be exercised.

               (l) "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

                      (i)  If the Shares are traded on an
exchange or over-the-counter on the National Market System (the "NMS") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), (A) if listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sales price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and the lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in the NASDAQ system;

                     (ii)  If the Shares are not traded on an
exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the business day immediately prior to the date of valuation or, if on such day such security is not quoted in the NASDAQ system, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

                    (iii)  If neither clause (i) nor (ii) above
applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

               (m) "Incentive Stock Option" shall mean an option described in Section 422(b) of the Code.

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               (n)  "Nonstatutory Stock Option" shall mean an
option not described in Section 422(b), 423(b) or 424(b) of the Code.

               (o) "Option" shall mean any stock option granted pursuant to the Plan. An Option shall be granted on the date the Administrator takes the necessary action to approve the grant. However, if the minutes or appropriate resolutions of the Administrator provide that an Option is to be granted as of a date in the future, the date of grant shall be that future date.

               (p) "Option Agreement" shall mean a written stock option agreement evidencing a particular Option.

               (q) "Optionee" shall mean a Participant who has received an Option.

               (r) "Participant" shall have the meaning assigned to it in Section 5(a) hereof.

               (s)  "Plan" shall mean this INTERNATIONAL ALUMINUM
CORPORATION 1991 Stock Option Plan, as it may be amended from time to time.

               (t)  "Purchase Price" shall mean the Exercise
Price multiplied by the number of Shares with respect to which an Option is exercised.

               (u)  "Retirement" shall mean the voluntary
cessation of employment by an Employee upon the attainment of age sixty-five (65) and the completion of not less than ten (10) years of service with the Corporation or a Subsidiary.

               (v) "Share" shall mean one share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

               (w)  "Subsidiary" shall mean any subsidiary
corporation of the Corporation as defined in Section 424(f) of the Code.

          3.   EFFECTIVE DATE

          The Plan was adopted by the Board effective August 15, 1991 subject to the approval of the Corporation's stockholders pursuant to Section 15 hereof.

          4.  ADMINISTRATION

          The Plan shall be administered, in the discretion of the Board from time to time, by the Board or by a Committee which shall be appointed by the Board. The Board may from time to time
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remove members from, or add members to, the Committee.  Vacancies on the Committee, however caused, shall be filed by the Board.
The Committee shall be composed of disinterested directors, i.e., directors who have not, during the one year prior to service as an administrator of the Plan, been granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates, other than a plan which would not negate such director's status as "disinterested" pursuant to Rule 16b-3 promulgated under the Exchange Act. There shall be at least two directors serving on the Committee at any time. The Board shall appoint one of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

          The Administrator shall from time to time at its discretion select the Employees and directors who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate such Options as Incentive Stock Options or Nonstatutory Stock Options, except that no Incentive Stock Option may be granted to a non-Employee director. A Committee or Board member shall in no event participate in any determination relating to Options held by or to be granted to such Committee or Board member. The interpretation and construction by the Administrator of any provision of the Plan or of any Option or Option Agreement shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

          5.   PARTICIPATION

               (a)  Eligibility

               The Optionees shall be such persons (collectively, "Participants"; individually a "Participant") as the Administrator may select from among the following classes of persons, subject to the terms and conditions of Section 5(b) below:

                      (i)  Employees (who may be officers,
whether or not they are directors); and

                     (ii)  Directors of the Corporation or of a
Subsidiary.

          Notwithstanding provisions of the first paragraph of this Section 5(a), the Administrator may at any time or from time to time designate one or more directors as being ineligible for selection as Participants in the Plan for any period or periods of time.

               (b)  Ten-Percent Stockholders

               A Participant who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

               (c)  Stock Ownership

               For purposes of Section 5(b) above, in determining stock ownership, a Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Participant holds an Option shall not be counted.

               (d)  Outstanding Stock

               For purposes of Section 5(b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

          6.   STOCK

          The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed 500,000. The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to an Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified in that Section.

     7.   TERMS AND CONDITIONS OF OPTIONS

               (a)  Stock Option Agreements

               Each Option shall be evidenced by an Option
Agreement in such form as the Administrator shall from time to time determine. Such Option Agreements need not be identical but shall comply with and be subject to the terms and conditions set forth in this Section 7.

               (b)  Nature of Option

               Each Option shall state whether it is an Incentive
Stock Option or a Nonstatutory Stock Option.

               (c)  Number of Shares

               Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

               (d)  Exercise Price

               Each Option shall state the Exercise Price. The Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and, in the case of an Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. The Exercise Price in the case of any Nonstatutory Stock Option shall not be less than eighty percent (80%) of the Fair Market Value on the date of grant.

               (e)  Medium and Time of Payment

               The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, or the Administrator, in its sole discretion otherwise approves thereof, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, so long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price.

               If the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Optionee must make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements before the Optionee shall be permitted to exercise the Option.

               (f)  Term and Non-Transferability of Options

               Each Option shall state the time or times when all or part thereof becomes exercisable. No Option, including Incentive Stock Options, shall be exercisable after the expiration of ten (10) years from the date it was granted.
During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative and shall not be assignable or transferable. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Option or right thereunder, shall be null and void and, at the Corporation's option shall cause all of the Optionee's rights under the Option to terminate.

               (g)  Cessation of Employment (Except by Death,
Disability or Retirement

               If an Optionee ceases to be an Employee for any reason other than his or her death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within thirty (30) days after cessation of employment, but except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised. An Option Agreement may, in the sole discretion of the Administrator, but need not, provide that the Option shall cease to be exercisable on the date of such cessation if such cessation arises by reason of such Employee's misconduct. An Employee shall be considered to have been terminated for misconduct if he or she resigns, is discharged or otherwise termination on account of conviction of a felony or any crime of moral turpitude, misappropriation of the assets of the Corporation or any Subsidiaries or any affiliate, continued or repeated insobriety or illegal drug use, continued or repeated absence from service during the usual working hours of the employee's position for reasons other than Disability or sickness, or refusal to carry out a reasonable direction of the Board or of the chief executive officer of the Corporation or of any other person designated by such chief executive officer.

               For purposes of this Section 7(g) the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Administrator). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the thirtieth (30th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

               (h)  Death of Optionee

               If an Optionee dies while a Participant, or after ceasing to be a Participant but during the period in which he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in Section 7(f) above, at any time within twelve (12) months after the Optionee's death by the executor or administrator of his or her estate of by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (i)  Disability of Optionee

               If an Optionee ceases to be an Employee by reason of Disability, such Optionee shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within twelve (12) months after such cessation of employment, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (j)  Retirement of Optionee

               If an Optionee ceases to be an Employee by reason of Retirement (and not on account of misconduct as determined in Section 7(g)), such Optionee shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within ninety (90) days after cessation of employment, but only to the extent that, at the date of cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (k)  Rights as a Stockholder

               No one shall have rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

               (l)  Modification, Extension and Renewal of
Options

               Within the limitations of the Plan, the
Administrator may modify an Option, accelerate the rate at which an Option may be exercised (including, without limitation, permitting an Option to be exercised in full without regard to the installment or vesting provisions of the applicable Option Agreement or whether the Option is at the time exercisable, to the extent it has not previously been exercised), extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

               (m)  Notice of Sale

               Until the later of the second anniversary of the grant of any Incentive Stock Option and the first anniversary of the issuance of any Stock ("incentive stock") pursuant to the exercise of an Incentive Stock Option, the stock transfer records of the Corporation (whether maintained by it or by an transfer agent of the Common Stock) shall reflect that any certificates issued or to be issued representing incentive stock in connection with such exercise must be registered in the name of the beneficial holder (and not in any "street name") until transferred to a third party, and that the transfer agent shall notify the Corporation in a case of any requested transfer of such incentive stock during that period. In addition, the certificate or certificates registered in the name of the beneficial holder representing the incentive stock issued upon such exercise will bear the following legend during such period:

          "Solely to assist the issuer of the
          shares represented by this
          certificate, until the later of the
          second anniversary of the date of
          grant of the Option under which the
          certificate was originally issued
          or one year from the date of
          original issuance of the shares
          represented by the certificate, the
          Transfer Agent will notify the
          issuer of the shares represented
          hereby of any requested transfer by
          the original registered holder."

               (n)  Other Provisions

               An Option Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Administrator shall deem advisable.

               (o)  Substitution of Options

               Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Corporation acquires (whether by purchase, merger or otherwise) all or substantially all of the outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Administrator may, in accordance with the provisions of that Section, substitute options under the Plan for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

          8.   LIMITATION OF ANNUAL AWARDS

               The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries, shall not exceed $100,000.

          9.   TERM OF PLAN

               Options may be granted pursuant to the Plan until the expiration of the Plan ten years after the effective date referred to in Section 3.

          10.  EFFECT OF CERTAIN EVENTS

               (a)  Stock Splits and Dividends

               Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

               (b)  Merger, Sale of Assets, Liquidation

               Subject to any required action by stockholders, if the Corporation shall merge with another corporation and the Corporation is the surviving corporation in such merger and under the terms of such merger the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Option shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Option would have been entitled as a result of the merger. If the Corporation sells all, or substantially all, of its assets or the Corporation merges (other than a merger of the type described in the immediately preceding sentence) or consolidates with another corporation, this Plan and each Option shall terminate, but only after each Optionee (or the successor in interest) has been given the right to exercise any unexpired Option or Options in full or in part without regard to the installment or vesting provisions of any Option Agreement. This right shall be exercisable for the period of twenty (20) days ending five (5) days before the effective date of the sale, merger, or consolidation (or such longer period as the Administrator may specify). Alternatively, in its sole and absolute discretion, the surviving or acquiring corporation (or the parent company of the surviving or acquiring corporation) may tender to any Optionee (or successor in interest) a substitute option or options to purchase shares f the surviving or acquiring corporation (or the parent corporation of the surviving or acquiring corporation). The substitute option shall contain all terms and provisions required substantially to preserve the rights and benefits of all Options then held by the Optionee (or successor in interest) receiving the substitute option. Any other dissolution or liquidation of the Company shall cause each Option to terminate.

          At the discretion of the Administrator, an Option exercised in contemplation of the consummation of the sale of all or substantially all of the assets of the Corporation or a merger (other than a merger of the type described in the first sentence of the immediately preceding paragraph) or consolidation of the Corporation with another corporation, may be conditioned upon such sale, merger or consolidation becoming effective.

               (c)  Adjustment Determination

               To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

               (d)  Limitation on Rights

               Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

               (e)  Change in Control

               In the event of a pending or threatened takeover bid, tender offer or exchange offer for twenty percent (20%) or more of the outstanding Common Stock or any other class of stock or securities of the Company (other than a tender offer or exchange offer made by the Company or any Subsidiary), whether or not deemed a tender offer under applicable Federal or state law, or in the event that any person makes any filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company, other than a filing on Form 13G or Form 13D, the Board may in its sole discretion, without obtaining stockholder approval, take on or more of the following actions to the extend not inconsistent with other provisions of the Plan:

                    (a)  Accelerate the exercise dates of any
                         outstanding Option, or make the Option
                         fully vested and exercisable;

                    (b)  Pay cash to any or all holders of
                         Options in exchange for the cancellation of their outstanding Options; or

                    (c) Make any other adjustments or amendments to the Plan and outstanding Options and substitute new Options for outstanding
                         Options.

          11.  SECURITIES LAW REQUIREMENTS

               (a)  Legality of Issuance

               No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

                      (i)  it and the Optionee have taken all
actions required to register the offer and sale of the Shares under the Act, or to perfect an exemption from the registration requirements thereof;

                     (ii)  any applicable listing requirement of
any stock exchange on which the Common Stock is listed has been satisfied; and

                    (iii)  any other applicable provision of
state or Federal law has been satisfied.

               (b)  Restrictions on Transfer; Representations of
Optionee; Legends

               Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

          "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OR PLEDGE OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER OR PLEDGE TO COMPLY WITH THE ACT."

          Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

               (c)  Registration or Qualification of Securities

               The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

               (d)  Exchange of Certificates

               If, in the opinion of the Corporation and its counsel, any legend place don a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

          12.  AMENDMENT OF THE PLAN

          The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's stockholders, no such revision or amendment shall:

               (a) Materially increase the benefits accruing to Participants under the Plan;

               (b) Increase the number of Shares which may be issued under the Plan;

               (c) Change the designation in Section 5 hereof with respect to the classes of persons eligible to receive
Options; or

               (d)  Amend this Section 12 to defeat its purpose

          13.  EXCHANGE ACT

          If the Common Stock is registered under the Exchange Act, the Plan shall be amended by the Board from time to time to the extent necessary or advisable, in the judgment of the Board after having consulted with Corporation's counsel, to enable Participants who are officers or directors of the Corporation and who are generally subject to the duties established by Section 16(a) or 16(b) of the Exchange Act ("Section 16 Requirements") with respect to purchases and sales of equity securities of the Corporation, to obtain the benefits of such exclusions or exemptions from the Section 16 Requirements as may be established by the Securities and Exchange Commission from time to time by rule, regulation, administrative order or interpretation (whether such interpretation is made by such Commission or staff) with respect to (i) the receipt of Options, (ii) the exercise, modification, extension, cancellation, exchange, termination or expiration of Options (iii) the purchase of Common Stock upon the exercise of Options, and (iv) the sale of Common Stock received upon the exercise of Options. Anything in the Plan to the contrary notwithstanding, such amendments may be made without approval of the Corporation's stockholders unless and to the extent that, in the judgment of the Board after consulting with the Corporation's counsel, stockholder approval of such an amendment is a prerequisite to effectuating a desired exclusion or exemption from the Section 16 Requirements.

          14.  APPLICATION OF FUNDS

               The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

          15.  APPROVAL OF SHAREHOLDERS

          The Plan shall be subject to approval by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present no later than October 31, 1991. Prior to such approval, Options may be granted but shall not be exercisable. Any amendment described in Section 12 shall also be subject to approval by the Corporation's stockholders.

          16.  EXECUTION

          To record the adoption of the Plan by the Board on August 15, 1991 the Corporation has caused an authorized officer to affix the Corporate name hereto.

                         INTERNATIONAL ALUMINUM CORPORATION




                         By:_______________________________
                                       President

                    INTERNATIONAL ALUMINUM CORPORATION

                     INCENTIVE STOCK OPTION AGREEMENT




          THIS AGREEMENT is entered into as of the ____ day of __________, 199_, between INTERNATIONAL ALUMINUM CORPORATION, a
California corporation (the "Company"), and
___________________________ (the "Optionee").

                              R E C I T A L S

          A. The Board of Directors of the Company (the "Board") has established the Company's 1991 Stock Option Plan (the "Plan") in order to provide key employees of the Company with a favorable opportunity to acquire shares of the Company's common stock ("Stock").

          B. The Board has included in the Plan certain provisions to provide for the grant of incentive stock options.

          C. The Board regards the Optionee as a key employee as contemplated by the Plan and has determined that it would be in the best interests of the Company and its stockholders to grant the option described in this Agreement to the Optionee as an inducement to remain in the service of the Company, and as an incentive for increasing efforts during such service.

          NOW, THEREFORE, it is agreed as follows:

          1. Definitions and Incorporation. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges that he or she has received a copy of the Plan.

          2.   Grant of Option.  Pursuant to the Plan, the
Company hereby grants to the Optionee as of the date hereof the option to purchase all or any part of an aggregate of ___________ shares of Stock (the "Option"), subject to adjustment in accordance with Section 11 of the Plan. The Option is intended to qualify as an Incentive Stock Option under the Code.

          3. Option Price. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $_____ per share (the "Exercise Price"), which equals or exceeds the Fair Market Value of the Stock of the date of the grant of the Option.

          4. Right to Exercise. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue in accordance with Schedule 1 attached hereto and hereby made a part hereof.

          5. Order of Exercise. In accordance with amendments to Section 422 of the Code, Options need not be exercised in sequential order.

          6. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1993 (the "Act") or any other applicable requirement of Federal or state law has not been met.

          7. Term of Option. The Option shall terminate in any event on the earliest of (a) the _____ day of __________, 19__, at 11:59 P.M. California time, (b) the expiration of the period described in Section 9 below, (c) the expiration of the period described in Section 10 below or (d) the expiration of the period described in Section 11 below. The option shall also terminate as provided in the Plan or elsewhere in this Agreement.

          8. Limitation on Annual Awards. The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries, shall not exceed $100,000.

          9. Exercise Following Cessation of Employment. If the Optionee's employment with the Company ceases for any reason or no reason, whether voluntarily or involuntarily, with or without cause, other than death, Disability or Retirement, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within thirty (3) consecutive days after the date of such cessation.
The foregoing sentence to the contrary notwithstanding, the Option shall cease to be exercisable on the date of such cessation if such cessation arises out of termination for misconduct. For this purpose, "misconduct" shall mean conviction of a felony, misappropriation of the assets of the Company or any Subsidiary, continued or repeated insobriety, illegal use of drugs, continued or repeated absence from service during the usual working hours of the Optionee's position for reasons other than Disability or sickness, or refusal to carry out the reasonable direction of the Board or of the chief executive officer of the Company or of any other person designated by such chief executive officer. Any determination of "misconduct" by the Administrator made in good faith shall be final and binding upon the Company and the Optionee and all persons claiming under or through them.

          10. Exercise Following Death or Disability. If the Optionee's employment with the Company ceases by reason of the Optionee's death or Disability, of if the Optionee dies after cessation of employment but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within one year after the date of the Optionee's death or cessation by reason of Disability. In the case of death, the exercise may be made by his or her representative or by the person entitled thereto under the Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of the Plan and this Agreement and such writing is delivered to the President or Chairman of the Company.

          11. Exercise Following Retirement. If the Optionee's employment with the Company ceases by reason of Retirement, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within ninety (90) days after the date of the Optionee's Retirement.

          12. Time of Cessation of Service. For the purposes of this Agreement, the Optionee's employment shall be deemed to have ceased on the earlier of (a) the date when the Optionee's employment in fact ceased or (b) except in the case of Retirement, the date when the Optionee gave or received written notice that his or her employment is to cease.

          13. Nontransferability. The Option shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Optionee's rights under this Agreement to terminate.

          14. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Stock subject to the Option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

          15. Exercise of Option. The option may be exercised by delivering to the Company (a) a written notice of exercise in substantially the form prescribed from time to time by the Administrator and (b) full payment of the Exercise Price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option. The Purchase Price shall be payable (i) in U.S. dollars in cash (by check), (ii) by delivery of shares of Stock registered in the name of the Optionee having a Fair Market Value at the time of exercise equal to the amount of the Purchase Price or (iii) any combination of the payment of cash and the delivery of Stock.

          16. Withholding Taxes. The Company may require the Optionee to deliver payment, upon exercise of the Option, of any withholding taxes (in addition to the Purchase Price) with respect to the difference between the Purchase Price and the Fair Market Value of the Stock acquired upon exercise, in cash or some other form satisfactory to the Company.

          17. Issuance of Shares. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

          18. Notice of Disqualifying Disposition of Shares. If the Optionee sells or otherwise disposes of shares of the Stock acquired pursuant to exercise of the Option on or before the later of (a) the date two years after the Grant Date or (b) the date one year after issuance of such shares to the Optionee upon exercise of the Option, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

          19. Rights as a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a stockholder of the Company with respect to the Stock subject to the Option until a certificate for such shares has been issued to him or her following the exercise of the Option.

          20. Lock-Up. In the event that the Company files a registration statement with respect to an underwritten public offering under the Act in which any class of the Company's equity securities is to be offered, the Optionee shall not effect any public sale or distribution of any shares of the Stock or any of the Company's other equity securities, or of any securities convertible into, or exchangeable or exercisable for such securities, during the period beginning thirty (30) days prior to the filing of such registration statement with the Securities and Exchange Commission and ending on such date after such registration statement has become effective as shall be specified by the managing underwriter of such public offering.

          21. Notices. Any notice to the Company contemplated by this Agreement shall be in writing and shall be addressed to it in care of its ____________________________, 767 Monterey Pass
Road, Monterey Park, California 91754-0006, or such other address as the Company may specify in a notice to the Optionee; and any notice to the Optionee shall be in writing and shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing. Notice shall be deemed to have been given upon receipt or, if sooner, five (5) days after such notice has been deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail addressed to the address specified in the immediately preceding sentence.

          22. Interpretation. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Administrator, and the Administrator's determinations shall be conclusive and binding on all interested persons.

          23. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws
(not the law of choice of laws) of the State of California.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                         INTERNATIONAL ALUMINUM CORPORATION


                         By________________________________

                         __________________________________
                                       Optionee

                         __________________________________
                         (Please print Optionee's name)

                         __________________________________
                         Optionee's Spouse*/

                         __________________________________
                         (Please print spouse's name)






________________
*/ Include Signature and name of Optionee's spouse, if Optionee is married.

                                SCHEDULE 1

                             RIGHT TO EXERCISE


          Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue as follows:

               (a)  Commencing one year after
          the Grant Date (________, 19__),
          the Option may be exercised to the
          extent of one-fifth of the shares
          subject to the Option.

               (b)  Commencing two years
          after the Grant Date, the Option
          may be exercised to the extent of
          one-fifth of the shares subject to
          the Option, plus any shares with
          respect to which the Option has
          previously become exercisable but
          has not been exercised.

               (c)  Commencing three years
          after the Grant Date, the Option
          may be exercised to the extent of
          one-fifth of the shares subject to
          the Option, plus any shares with
          respect to which the Option has
          previously become exercisable but
          has not been exercised.

               (d)  Commencing four years
          after the Grant Date, the Option
          may be exercised to the extent of
          one-fifth of the shares subject to
          the Option, plus any shares with
          respect to which the Option has
          previously become exercisable but
          has not previously been exercised.

               (e)  Commencing five years
          after the Grant Date, the entire
          Option may be exercised to the
          extent it has not previously been
          exercised.

                    INTERNATIONAL ALUMINUM CORPORATION

                    NONSTATUTORY STOCK OPTION AGREEMENT




          THIS AGREEMENT is entered into as of the ____ day of __________, 199_, between INTERNATIONAL ALUMINUM CORPORATION, a
California corporation (the "Company"), and
___________________________ (the "Optionee").

                              R E C I T A L S

          A. The Board of Directors of the Company (the "Board") has established the Company's 1991 Stock Option Plan (the "Plan") in order to provide key employees of the Company with a favorable opportunity to acquire shares of the Company's common stock ("Stock").

          B. The Board regards the Optionee as a key employee as contemplated by the Plan and has determined that it would be in the best interests of the Company and its stockholders to grant the option described in this Agreement to the Optionee as an inducement to remain in the service of the Company, and as an incentive for increasing efforts during such service.

          NOW, THEREFORE, it is agreed as follows:

          1. Definitions and Incorporation. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges that he or she has received a copy of the Plan.

          2.   Grant of Option.  Pursuant to the Plan, the
Company hereby grants to the Optionee as of the date hereof the option to purchase all or any part of an aggregate of ___________ shares of Stock (the "Option"), subject to adjustment in accordance with Section 11 of the Plan. The Option is intended to qualify as an Incentive Stock Option under the Code.

          3. Option Price. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $_____ per share (the "Exercise Price"), which equals or exceeds eighty percent (80%) of the Fair Market Value of the Stock of the date of the grant of the Option.

          4. Right to Exercise. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue in accordance with Schedule 1 attached hereto and hereby made a part hereof.

          5. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933 (the "Act") or any other applicable requirement of Federal or state law has not been met.

          6. Term of Option. The Option shall terminate in any event on the earliest of (a) the ____ day of ________, 19__, at 11:59 P.M. California time, (b) the expiration of the period described in Section 7 below, (c) the expiration of the period described in Section 8 below or (d) the expiration of the period described in Section 9 below.

          7. Exercise Following Cessation of Employment or Service. If the Optionee's employment or service with the Company ceases for any reason or no reason, whether voluntarily or involuntarily, with or without cause, other than death, Disability or Retirement, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within thirty (30) consecutive days after the date of such cessation. The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such cessation if such cessation arises out of termination for misconduct. For this purpose, "misconduct" shall mean conviction of a felony, misappropriation of the assets of the Company or any Subsidiary, continued or repeated insobriety, illegal use of drugs, continued or repeated absence from service during the usual working hours of the Optionee's position for reasons other than Disability or sickness, or refusal to carry out the reasonable direction of the Board or of the chief executive officer of the Company or of any other person designated by such chief executive officer. Any determination of "misconduct" by the Administrator made in good faith shall be final and binding upon the Company and the Optionee and all persons claiming under or through them.

          8. Exercise Following Death or Disability. If the Optionee's employment with the Company ceases by reason of the Optionee's death or Disability, of if the Optionee dies after cessation of employment or service but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within one year after the date of the Optionee's death or cessation by reason of Disability. In the case of death, the exercise may be made by his or her representative or by the person entitled thereto under the Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of the Plan and this Agreement and such writing is delivered to the President or Chairman of the Company.

          9. Exercise Following Retirement. If the Optionee's employment with the Company ceases by reason of Retirement, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within ninety (90) days after the date of the Optionee's retirement.

          10. Time of Cessation of Service. For the purposes of this Agreement, the Optionee's employment or service shall be deemed to have ceased on the earlier of (a) the date when the Optionee's employment or service in fact ceased or (b) except in the case of Retirement, the date when the Optionee gave or received written notice that his or her employment is to cease.

          11. Nontransferability. The Option shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Optionee's rights under this Agreement to terminate.

          12. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Stock subject to the Option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

          13. Exercise of Option. The option may be exercised by delivering to the Company (a) a written notice of exercise in substantially the form prescribed from time to time by the Administrator and (b) full payment of the Exercise Price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option. The Purchase Price shall be payable (i) in U.S. dollars in cash (by check), (ii) by delivery of shares of Stock registered in the name of the Optionee having a Fair Market Value at the time of exercise equal to the amount of the Purchase Price or (iii) any combination of the payment of cash and the delivery of Stock.

          14. Withholding Taxes. The Company may require the Optionee to deliver payment, upon exercise of the Option, of any withholding taxes (in addition to the Purchase Price) with respect to the difference between the Purchase Price and the Fair Market Value of the Stock acquired upon exercise, in cash or some other form satisfactory to the Company.

          15. Issuance of Shares. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

          16. Rights as a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a stockholder of the Company with respect to the Stock subject to the Option until a certificate for such shares has been issued to him or her following the exercise of the Option.

          17. Lock-Up. In the event that the Company files a registration statement with respect to an underwritten public offering under the Act in which any class of the Company's equity securities is to be offered, the Optionee shall not effect any public sale or distribution of any shares of the Stock or any of the Company's other equity securities, or of any securities convertible into, or exchangeable or exercisable for such securities, during the period beginning thirty (30) days prior to the filing of such registration statement with the Securities and Exchange Commission and ending on such date after such registration statement has become effective as shall be specified by the managing underwriter of such public offering.

          18. Notices. Any notice to the Company contemplated by this Agreement shall be in writing and shall be addressed to it in care of its ____________________________, 767 Monterey Pass
Road, Monterey Park, California 91754-0006, or such other address as the Company may specify in a notice to the Optionee; and any notice to the Optionee shall be in writing and shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing. Notice shall be deemed to have been given upon receipt or, if sooner, five (5) days after such notice has been deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail addressed to the address specified in the immediately preceding sentence.

          19. Interpretation. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Administrator, and the Administrator's determinations shall be conclusive and binding on all interested persons.

          20. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws
(not the law of choice of laws) of the State of California.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                         INTERNATIONAL ALUMINUM CORPORATION


                         By________________________________


                         __________________________________
                                       Optionee

                         __________________________________
                         (Please print Optionee's name)

                         __________________________________
                         Optionee's Spouse*/

                         __________________________________
                         (Please print spouse's name)






________________
*/ Include Signature and name of Optionee's spouse, if Optionee is married.

                                SCHEDULE 1

                             RIGHT TO EXERCISE


          Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue as follows:

               (a)  Commencing one year after
          the Grant Date (________, 19__),
          the Option may be exercised to the
          extent of one-fifth of the shares
          subject to the Option.

               (b)  Commencing two years
          after the Grant Date, the Option
          may be exercised to the extent of
          one-fifth of the shares subject to
          the Option, plus any shares with
          respect to which the Option has
          previously become exercisable but
          has not been exercised.

               (c)  Commencing three years
          after the Grant Date, the Option
          may be exercised to the extent of
          one-fifth of the shares subject to
          the Option, plus any shares with
          respect to which the Option has
          previously become exercisable but
          has not been exercised.

               (d)  Commencing four years
          after the Grant Date, the Option
          may be exercised to the extent of
          one-fifth of the shares subject to
          the Option, plus any shares with
          respect to which the Option has
          previously become exercisable but
          has not previously been exercised.

               (e)  Commencing five years
          after the Grant Date, the entire
          Option may be exercised to the
          extent it has not previously been
          exercised.